UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2005

VWR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0001300446 (Commission File Number)	91-1319190 (I.R.S. Employer Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA 19380
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (610) 431-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

VWR International, Inc. (the “Company”) entered into a Loanout Agreement (the “Agreement”), dated as of May 15, 2005, by and among the Company, CDRV Investors, Inc. (“Investors”), CDRV Holdings, Inc. (“Holdings” and, together with the Company and Investors, the “Company Group”), and Clayton, Dubilier & Rice, Inc. (“CD&R”) to obtain the services of Mr. James W. Rogers, an employee of CD&R, to perform the functions of Chief Executive Officer for each member of the Company Group effective as of May 15, 2005.

The description of the Agreement set forth above is qualified in its entirety by reference to the actual terms of the Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.01    Regulation FD Disclosures.

On May 17, 2005, VWR International, Inc. (the “Company”) issued a press release announcing that the Company will hold a conference call to discuss its financial results for the quarter ended March 31, 2005 and its current outlook for the business.

A copy of the press release issued by the Company on May 17, 2005 and attached hereto as Exhibit 99.2 is incorporated in this Item 7.01 by reference.

The information in this report (including Exhibit 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit 99.1	Loanout Agreement, dated as of May 15, 2005, by and among CDRV Investors, Inc., CDRV Holdings, Inc., VWR International, Inc. and Clayton, Dubilier & Rice, Inc.

Exhibit 99.2	Press release issued by the Company on May 12, 2005, titled “VWR International Filed Quarterly Report on Form 10-Q May 16, 2005 and will hold First Quarter 2005 Conference Call on May 19, 2005.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VWR INTERNATIONAL, INC.

Date: May 17, 2005	By:	/s/ STEPHEN KUNST
Name: Stephen Kunst
Title: Senior Vice President, General Counsel and Secretary